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EXHIBIT 21.1
LIST OF SUBSIDIARIES

Aero-Mod Incorporated, a Delaware corporation
Waterlink Separations, Inc. a Delaware corporation
Waterlink Technologies, Inc., a Delaware corporation
Waterlink Operational Services, Inc., a Delaware corporation
Waterlink Management, Inc., an Ohio corporation
Barnebey Sutcliffe Corporation, an Ohio corporation
C'Treat Offshore, Inc. (fka Chemitreat Services, Inc.), a Texas corporation Waterlink Biological Wastewater Systems, Inc., a Delaware corporation Waterlink N.S., Inc., a Delaware corporation
Axel Johnson Engineering GmbH, a German corporation
Bioclear Technology ULC, a Nova Scotia corporation
Nordic Water Products AB, a Swedish corporation
Nordic Water Products Spain S.L., a Spanish corporation
Noxon AB, a Swedish corporation
Nordic Water Products OY, a Finnish corporation
Waterlink (Germany) GmbH, a German Corporation
Waterlink (Sweden) AB, a Swedish Corporation
Waterlink (UK) Holdings Limited, a UK corporation
Zickert Miljo A/S, a Danish corporation
Zickert Products AB, a Swedish corporation
Waterlink (UK) Limited, a UK corporation
Mellegard V.A. Maskiner AB, a Swedish corporation
Sutcliffe Speakman Carbons Limited, a UK corporation
Sutcliffe Croftshaw Limited, a UK corporation
Lakeland Processing Limited, a UK corporation
Sutcliffe Speakmanco 5 Limited, a UK corporation